SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                June 1, 2007
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                    BION ENVIRONMENTAL TECHNOLOGIES, INC.
             ----------------------------------------------------
             Exact name of Registrant as Specified in its Charter


         Colorado                000-19333               84-1176672
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


             641 Lexington Avenue, 17th Floor, New York, NY 10022
         ----------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (212) 758-6622
             --------------------------------------------------
             Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 1, 2007, Bion Environmental Technologies, Inc. ("Bion" or the "Company") entered into an employment agreement with Craig Scott to serve as Vice President-Capital Markets/Investor Relations of Bion. Among other things, the employment agreement provides that Mr. Scott will initially receive an annual salary of $120,000 and that he will receive options to purchase up to an aggregate of 100,000 shares of the Company's Common Stock that will vest over a period of two years at exercise prices ranging from $3.00 to $7.00 per share. The employment agreement is for a term through August 31, 2009, but may be terminated for any reason on 30 days' notice after September 30, 2007.

     A copy of the employment agreement with Mr. Scott is filed as an exhibit to this report.

ITEM 8.01  OTHER EVENTS

     On June 6, 2007, Bion announced that trading of its common stock had resumed on the OTC Bulletin Board under the symbol "BNET."

     On June 6, 2007, Bion also announced that it had named Craig Scott to the position of Vice President - Capital Markets/Investor Relations of the Company.

     The Company's press release dated June 6, 2007 concerning these two matters is attached as an exhibit to this report.

ITEM 9.01  Financial Statements and Exhibits

     (d)  Exhibits

          Exhibit 10.1 Employment Agreement with Craig Scott (filed herewith electronically)

          Exhibit 99.1 Press Release dated June 6, 2007 (filed herewith electronically)


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bion Environmental Technologies, Inc.


Date:  June 6, 2007                   By: /s/ Mark A. Smith
                                          Mark A. Smith, President